EXHIBIT 10.9

Consulting Agreement

THIS CONSULTING AGREEMENT (the “Agreement”), effective as of March 1, 2018, is entered into by and between Iaso BioMed, Inc., a Colorado corporation (“Company”), and Thomas B. Olson, personally, or through Cresthill Associates, LLC, a Colorado Limited Liability Corporation, his single-member LLC (together the “Consultant”).

Recitals

The Company and Consultant desire to enter into a relationship whereby Consultant will act as Company’s non-exclusive consultant under the terms and conditions stated in this Agreement.

In consideration of the mutual agreements contained in this Agreement, and intending to be legally bound, the parties hereto as follows:

1.

Consultation

Company appoints Consultant as its non-exclusive consultant to provide the services described in Section 2 below (the “Services”).  Consultant accepts the appointment and agrees to use its best efforts to provide the Services to the Company.

2.

Duties of Consultant

During the term of this Agreement, Consultant shall provide the following Services to the Company:

•

Consultant will serve as Corporate Secretary of the Corporation reporting directly to Richard Schell, CEO and the Board of Directors.  Consultant will provide bookkeeping/accounting and corporate record keeping; SEC reporting and corporate governance support.

3.         Compensation

As consideration for the Services, the Company shall pay Consultant $5,000.00 (US dollars) on the first of each month during the term of this agreement.

The Company and Consultant agree that Consultant will receive no Company-sponsored benefits from the Company where benefits include, but are not limited to, paid vacation, sick leave, medical insurance and 401k participation. If Consultant is reclassified by a state or federal agency or court as the Company’s employee, Consultant will become a reclassified employee and will receive no benefits from the Company, except those mandated by state or federal law, even if by the terms of the Company’s benefit plans or programs of the Company in effect at the time of such reclassification, Consultant would otherwise be eligible for such benefits.

4.          No Agency

Consultant is not authorized to and shall not act as the agent or agency of Company or bind or commit the Company to any obligation to any third party, or incur any liability on behalf of the Company, or accept payments on behalf of the Company, or make any representations on behalf of the Company concerning acceptance of orders, delivery dates, performance guarantees, allowances, returns, settlements, adjustments, or similar matters, unless Consultant shall be expressly authorized in writing by the Company to do so.  Consultant shall be responsible for advising third parties with whom it deals on Company’s behalf of this limitation.

5.           Taxes

Consultant is responsible for all United States federal, state or local taxes or foreign taxes resulting from compensation received from the Company. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement. Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes on such income. The obligations of Consultant under this Section 5 shall survive the termination of this Agreement.

6.           Costs

Unless otherwise approved for reimbursement by the Company, Consultant shall be responsible for all of his own expenses, including but not limited to, all rental costs, salaries, taxes, licenses, permits, postage, telephone, telegraph, courier and traveling expenses, etc., and Consultant shall not be entitled to reimbursement from Company.  Consultant shall have the right to employ and discharge such persons as in his judgment maybe necessary to allow him to fulfill his responsibilities under this Agreement.  Such persons shall be employees of Consultant and not of the Company, and Consultant alone shall be liable for the payment of their compensation and any expense incident to his or their operations.  Consultant shall possess or obtain, at his own expense all necessary licenses and permits and shall comply with all laws, ordinances, rules or regulations in territory of operation and be responsible for any infraction or violation and any expense or damages resulting from any of them.  The obligations of Consultant under this Section 6 shall survive the termination of this Agreement.

7.          Confidential Material

Definition of Confidential Information. “Confidential Information” means any non-public information that relates to the actual or anticipated business and/or products, research or development of the Company, its affiliates or subsidiaries, or to the Company’s, its affiliates’ or subsidiaries’ technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company’s, its affiliates’ or subsidiaries’ products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on whom Consultant called or with whom Consultant became acquainted during the term of this Agreement), software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed by the Company, its affiliates or subsidiaries, either directly or indirectly, in writing, orally or by drawings or inspection of premises, parts, equipment, or other property of Company, its affiliates or subsidiaries.  Notwithstanding the foregoing, Confidential Information shall not include any such information which Consultant can establish (i) was publicly known or made generally available prior to the time of disclosure to Consultant; (ii) becomes publicly known or made generally available after disclosure to Consultant through no wrongful action or inaction of Consultant; or (iii) is in the rightful possession of Consultant, without confidentiality obligations, at the time of disclosure as shown by Consultant’s then-contemporaneous written records.

Nonuse and Nondisclosure. During and after the term of this Agreement, Consultant will hold in the strictest confidence, and take all reasonable precautions to prevent any unauthorized use or disclosure of Confidential Information, and Consultant will not (i) use the Confidential Information for any purpose whatsoever other than as necessary for the performance of the Services on behalf of the Company, or (ii) disclose the Confidential Information to any third party without the prior written consent of an authorized representative of Company. Consultant may disclose Confidential Information to the extent compelled by applicable law; provided however, prior to such disclosure, Consultant shall provide prior written notice to Company and seek a protective order or such similar confidential protection as may be available under applicable law. Consultant agrees that no ownership of Confidential Information is conveyed to the Consultant. Without limiting the foregoing, Consultant shall not use or disclose any Company property, intellectual property rights, trade secrets or other proprietary know-how of the Company to invent, author, make, develop, design, or otherwise enable others to invent, author, make, develop, or design identical or substantially similar designs as those developed under this Agreement for any third party.

Other Client Confidential Information. Consultant agrees that Consultant will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former or concurrent employer of Consultant or other person or entity with which Consultant has an obligation to keep in confidence. Consultant also agrees that Consultant will not bring onto the Company’s premises or transfer onto the Company’s technology systems any unpublished document, proprietary information, or trade secrets belonging to any third party unless disclosure to, and use by, the Company has been consented to in writing by such third party.

Third Party Confidential Information. Consultant recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that at all times during the term of this Agreement and thereafter, Consultant owes the Company and such third parties a duty to hold all such confidential or proprietary information in the strictest confidence and not to use it or to disclose it to any person, firm, corporation, or other third party except as necessary in carrying out the Services for the Company consistent with the Company’s agreement with such third party.

Consultant agrees that it will carefully guard all confidential data, information disclosures, materials and matters relating to the Company and its business and that, under no circumstances will it disclose, either during or after the term of this Agreement, such data, information, disclosures, materials and matters to others, except as expressly authorized by the Company in writing and as required in the Company’s interest, nor leave any such data, information, disclosures, materials, and/or matters in any other person’s hands for any period of time whatsoever, nor makes copies or transcriptions of same.  Upon termination of this Agreement, Consultant agrees to return at once to the Company, without copying, all originals and copies of (a) any materials furnished to it by the Company or belonging to the Company, (b) any confidential data, information, disclosures, materials and/or matters furnished by or belonging to the Company; and (c) any models or other property of the Company in the possession of the Consultant. The terms of this Section 7 shall survive the termination of this Agreement.

8.

Ownership

A.

Assignment of Inventions. Consultant agrees that all right, title, and interest in and to any copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries and trade secrets conceived, discovered, authored, invented, developed or reduced to practice by Consultant, solely or in collaboration with others, and which relate to the business of the Company, during the term of this Agreement and arising out of, or in connection with, performing the Services under this Agreement and any copyrights, patents, trade secrets, mask work rights or other intellectual property rights relating to the foregoing (collectively, “Inventions”), are the sole property of the Company. Consultant also agrees to promptly make full written disclosure to the Company of any Inventions and to deliver and assign (or cause to be assigned) and hereby irrevocably assigns fully to the Company all right, title and interest in and to the Inventions.

Pre-Existing Materials. Subject to Section 9 A, Consultant agrees that if, in the course of performing the Services, Consultant incorporates into any Invention or utilizes in the performance of the Services any pre-existing invention, discovery, original works of authorship, development, improvements, trade secret, concept, or other proprietary information or intellectual property right owned by Consultant or in which Consultant has an interest (“Prior Inventions”), (i) Consultant will provide the Company with prior written notice and (ii) the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable, worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such Prior Inventions, without restriction, including, without limitation, as part of or in connection with such Invention, and to practice any method related thereto. Consultant will not incorporate any invention, improvement, development, concept, discovery, work of authorship or other proprietary information owned by any third party into any Invention without Company’s prior written permission including without limitation any free software or open source software.

Moral Rights. Any assignment to the Company of Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, Consultant hereby waives and agrees not to enforce any and all Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law.

Maintenance of Records. Consultant agrees to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by Consultant (solely or jointly with others) during the term of this Agreement, and for a period of three (3) years thereafter. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that is customary in the industry and/or otherwise specified by the Company. Such records are and remain the sole property of the Company at all times and upon Company’s request, Consultant shall deliver (or cause to be delivered) the same.

Further Assurances. Consultant agrees to assist Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments that the Company may deem necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to deliver, assign and convey to the Company, its successors, assigns and nominees the sole and exclusive right, title, and interest in and to all Inventions and testifying in a suit or other proceeding relating to such Inventions.

Attorney-in-Fact. Consultant agrees that, if the Company is unable because of Consultant’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Consultant’s signature with respect to any Inventions, including, without limitation, for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company in Section 8A, then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant’s agent and attorney-in-fact, to act for and on Consultant’s behalf to execute and file any papers and oaths and to do all other lawfully permitted acts with respect to such Inventions to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by Consultant. This power of attorney shall be deemed coupled with an interest, and shall be irrevocable.

9.

Non-Compete Non-Solicitation

Consultant shall not, during the Term and for a period of two (2) years thereafter, without the Company’s express written consent, engage in any other employment or business that (i) directly competes with the current or planned business of the Company except that an investment of 5% or less of the issued and outstanding in a publicly traded company shall not be a violation of this provision. During the Term and for a period of two (2) years thereafter, Consultant shall not directly or indirectly solicit away employees or consultants of the Company for my own benefit or for the benefit of any other person or entity.

10.

Independent Contractor

It is understood and agreed between the Company and Consultant that nothing contained in this Agreement shall create a relationship of employer and employee or principal and agent between the Company and Consultant.  The Consultant is, and under terms of the Agreement continues to be, an independent contractor, acting as a Consultant of the Company. Without limiting the generality of the foregoing, Consultant is not authorized to bind the Company to any liability or obligation or to represent that Consultant has any such authority.

11.

Indemnification

The Company agrees to indemnify and hold harmless Consultant, its directors, officers, employees and agents, against any loss, claim, damage, liability or expense, including reasonable attorneys’ fees (collectively “Loss”) as incurred to which the Consultant, its directors, officers, employees or agents may become subject, to the extent such Loss arises out of or is based upon: (i) the Company’s breach of the Agreement; (ii) any untrue statement made by Company to Consultant that was reasonably relied upon by Consultant; (iii) the bad faith or willful misconduct of the Company; or (iv) the gross negligence of the Company.

Consultant agrees to indemnify and hold harmless the Company, its directors, officers, employees and agents, against any Loss as incurred to which the Company, shall indemnify the Company to the extent permitted by law against all costs, charges and expenses whatsoever (including reasonable attorneys’ fees) incurred to which the Company, its directors, officers, employees or agents may become subject, to the extent such Loss arises out of or is based upon: (i) the Consultant’s breach of the Agreement; (ii) any untrue statement made by Consultant to the Company that was reasonably relied upon by the Company; (iii) the bad faith or willful misconduct of Consultant; or (iv) the gross negligence of Consultant.

The terms of this Section 11 shall survive the termination of this Agreement.

12.

Obligations of Consultant

Consultant represents and warrants that it will comply with the applicable laws of each and every jurisdiction in which it operates and/or performs services for or on behalf of the Company; that it will not accept any compensation whatsoever from any source other than the Company for any services for which it receives compensation from the Company; that it will not make any payments whatsoever to any vendor, or agent, or any other party, except as otherwise provided in this Agreement, with regard to any services it performs for or on behalf of the Company and/or business it obtains, administers, and/or receives compensation for from the Company; and that, when requested by Company, it will confirm compliance (including the provision of supporting documentation) with any and/or all of the foregoing as directed by, and in written form satisfactory to the Company in its sole discretion.  Consultant further represents and warrants that Consultant has no agreements, relationships, or commitments to any other person or entity that conflict with the provisions of this Agreement, Consultant’s obligations to the Company under this Agreement, and/or Consultant’s ability to perform the Services. Consultant will not enter into any such conflicting agreement during the term of this Agreement

13.

Remedies Cumulative; No Waiver

All remedies specified herein or otherwise available shall be cumulative and in addition to any and every other remedy provided hereunder or now or hereafter available.  No waiver or failure (intentional or unintentional) to act with respect to any breach or default hereunder shall be deemed to be a waiver with respect to any subsequent breach or default, whether of a similar or different nature. No delay of failure by a party to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right, unless otherwise expressly provided in this Agreement.

14.

Prior Agreement

This Agreement cancels and supersedes all previous agreements between the parties, whether oral or in writing and constitutes the entire agreement of the parties hereto and shall not be amended or altered in any respect except in writing by the parties.

15.

Governing Law; Jurisdiction

This Agreement shall in all respects be constructed and interpreted in accordance with and governed by the laws of the State of Colorado, United States of America, without giving effect to the conflict of law’s provisions.  Neither the United Nations Convention on Contracts for the International Sales of Goods nor any provisions thereof shall govern this Agreement or any obligation hereunder.

The parties hereby submit to the exclusive jurisdiction to a federal or state court located in the State of Colorado for the enforcement of this Agreement and waive any and all personal rights to object to such jurisdiction for the purposes of litigation to enforce this Agreement.  Consultant irrevocably waives any claim that the chosen jurisdiction is an inconvenient forum.

16.

Term; Termination

This Agreement shall commence on the date hereof for an initial term of two years (the “Term”); which shall automatically be extended at the end of the initial Term for successive one-year periods; provided, however, that either party may terminate this Agreement, with or without cause, upon thirty days prior written notice.  Upon any termination by the Company during either the initial Term or any automatic annual Term extension thereafter, the Company shall be obligated to pay the remaining compensation as outlined in Section 3 for the remainder of the then current Term, or twelve (12) months, whichever is less.

Notwithstanding the foregoing, this Agreement shall automatically terminate without the need for written notice upon the death of Consultant cannot or is unwilling to perform its responsibilities under this Agreement, performs illegal or unethical acts detrimental to Company’s reputation, or any proceedings under any bankruptcy, reorganization, arrangement, insolvency, dissolution or other liquidation law of any jurisdiction are commenced by or against either party.

17.

Rights and Remedies upon Breach

Both parties recognize that the services to be rendered under this Agreement by Consultant are special, unique and of extraordinary character.  If Consultant breaches, or threatens to commit a breach of, any of the provisions of Section 7 (the “Restrictive Covenants”), then the Company shall have the right and remedy to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide adequate remedy to the Company.

18.

Notices

Any notice required or deemed necessary under any of the terms and conditions of this Agreement shall be considered properly given when deposited in the mail, postage prepaid, registered or certified first class mail and addressed in the care of Company, and in the care of Consultant, to the address below, or such other address as either company shall specify for itself by like notice.  International notices shall use major courier companies such as DHL or FEDEX instead of by mail.

If to Company:

Iaso BioMed, Inc.

Attn:  Richard Schell, President

7315 East Peakview Avenue

Centennial, Colorado 80111

(720) 389-0650

rschell@iasobiomedusa.com

If to Consultant:

Thomas B. Olson

Cresthill Associates, LLC

19.

Assignment

Consultant shall neither assign nor transfer this Agreement or any interest therein with without the prior written consent of the Company.

20.

Severability

If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other persons or circumstances shall not be affected thereby, and that provision shall be enforced to the greatest extent permitted by law.

21.

Binding Effect; No Third-Party Beneficiaries

This Agreement shall inure to the benefit of and be binding upon the parties hereto, their heirs and their permitted successors and assigns. No other person or entity shall be a third-party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement.

22.

Counterparts; Effectiveness

This Agreement may be executed in any number of counterparts, including by facsimile or electronic signature included in an Adobe PDF file, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.  This Agreement shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that the parties need not sign the same counterpart.

[Signature page follows]

IN WITNESS WHEREOF, the Company and the Consultant have executed this Agreement effective as of the date set forth above.

“CONSULTANT” Thomas B. Olson and/or Cresthill Associates, LLC
/s/ Thomas B. Olson
By: Thomas B. Olson Personally and as Sole Member and Manager

“COMPANY” Iaso BioMed, Inc.
/s/ Rochard Schell
By: Richard Schell President